EXHIBIT 10.3

                           STOCK REDEMPTION AGREEMENT



         THIS AGREEMENT is entered into this 1st day of March, 1996, by and between John C. Davis, an individual residing at ______________________ ("Seller") and CTI Industries Corporation, a Delaware corporation, having its principal place of business at 22160 North Pepper Road, Barrington, Illinois (the "Company).

         WHEREAS, Seller (as Trustee under the John C. Davis Trust) is the owner of 1,348,797 shares of the common stock of the Company (such shares hereinafter referred to as the "Shares");

         WHEREAS, Seller desires to sell and Company desires to purchase and redeem certain of the Shares on the terms and conditions provided herein; and

         WHEREAS, Seller desires to grant to the Company a series of options to purchase and redeem the remaining Shares on the terms and conditions provided herein;

         WHEREAS, the Company desires to grant to Seller a series of options to sell to the Company certain of the Shares on the terms and conditions provided herein; and

         WHEREAS, the Company and Seller are parties to an Employment Agreement of even date (the "Employment Agreement").

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Sale and Purchase of Shares. Subject to and on the terms and conditions hereof, in reliance on the representations and warranties herein and for the consideration herein, Seller agrees to sell to the Company, and the Company agrees to purchase and redeem from Seller, 266,667 Shares at the price of Seventy-Five Cents ($.75) as follows:

                  1.1 On the 10th day of each month commencing March 10, 1996, and continuing through February 10, 1998, the Company shall pay to Seller for the redemption of Shares the amount of $8,333.33. Payments shall be made by Company check mailed to Seller on or before the dates due at the address of Seller provided herein.

                  1.2 Upon making each payment provided for in paragraph 1.1 above, the Company shall be deemed to have purchased that number of Shares arrived at by dividing the payment amount by the Purchase Price, as defined in paragraph 4.1, at the time of the payment.

                  1.3 After the Company shall have purchased a total of 266,667 Shares pursuant to the terms of this paragraph 1 and paragraph 2, it shall have no further obligations to make payments under this paragraph 1.



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         2. Company's Option. Subject to and on the terms and conditions hereof,
Seller hereby grants to the Company the option to purchase up to 866,666 Shares (less that number of Shares purchased pursuant to paragraph 1) for a period commencing on the date of this Agreement and terminating January 31, 1998 as follows:

                  2.1 The exercise price of the option shall be the Purchase Price, as defined in paragraph 4.1, at the time of the exercise of the option.

                  2.2 The Company shall exercise the option by giving written notice of the exercise to Seller, specifying the number of Shares being redeemed, together with a check in the amount of the exercise price. The option may be exercised in whole or part until termination but can be exercised no more often than once a month during its term.

                  2.3 After the Company shall have purchased a total of 866,666 Shares pursuant to the terms of paragraph 1 and paragraph 2, it shall have no further option to purchase Shares under this paragraph 2.

         3. Seller's Option. Subject to the terms and conditions hereof, the Company hereby grants Seller the option to sell to the Company up to 866,666 Shares (less Shares purchased by the Company pursuant to paragraphs 1 and 2) for a period commencing on February 1, 1998 and terminating January 31, 2001, as follows:

                  3.1 Seller shall exercise its option to have the Company purchase Shares during any fiscal quarter (commencing November 1, February 1, May 1, and August 1) during the option period by providing written notice of such exercise to the Company within ten (10) days of the end of such fiscal quarter.

                  3.2 The Company shall make payments to Seller for the redemption of Shares within thirty (30) days of the end of each calendar quarter for which the option has been exercised. Such payments shall be equal to one-half of the Company's Net Profit After Taxes for that quarter (as defined in paragraph 4.3) to the extent that Net Profits After Taxes exceeds $250,000 for such quarter. For example, if Net Profits After Taxes is $300,000 for a fiscal quarter for which the option has been exercised, the payment would equal $25,000 (.5 x ($300,000-$250,000)). Notwithstanding the above, the maximum payments the Company shall be obligated to make for redemption of Shares under this paragraph in any fiscal year shall be $150,000. In the event the Company shall pay to Seller under this paragraph an amount in excess of this amount, the Company may apply such excess to amounts it would be obligated to pay in future quarters for which the option has been exercised.

                  3.3 The Company shall be deemed to have redeemed that number of Shares arrived at by dividing the amount of each payment by the Purchase Price, as defined in paragraph 4.1, at the time of the payment.

                  3.4 After the Company shall have redeemed pursuant to the terms of paragraph 1, paragraph 2 and paragraph 3, a total of 866,666 Shares, the Company shall have no further obligations to purchase Shares under this paragraph 3.



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        4.       Certain Definitions.

                  4.1 "Purchase Price" shall mean for any Shares purchased and redeemed by the Company from the date of this Agreement to October 31, 1977, the sum of $.75 per share and shall mean for all periods after November 1, 1977, an amount equal to the greater of (i) $.75 per share or (ii) 140% of the Book Value Per Share determined on a fiscal quarterly basis.

                  4.2 "Book Value Per Share" shall mean the Company's stockholder's equity as indicated on the Company's financial statements at the end of any fiscal quarter divided by the Company's then outstanding shares on a fully diluted basis. The determination of Book Value Per Share as calculated by the Company's internal accountants shall be final and binding on the parties for purposes of this paragraph. The Book Value Per Share as of the end of any fiscal quarter shall be used in calculating the Purchase Price for redemptions made during the following fiscal quarter.

                  4.3 "Net Profits After Taxes" shall mean the Company's Net Income as indicated on the Company's financial statements, after accruing for taxes and extraordinary items. The determination of Net Profit After Taxes as calculated by the Company's internal accountants shall be final and binding on the parties for purposes of this paragraph.

         5. Delivery of Certificates. Upon payment of any amounts to Seller by the Company for the purchase and redemption of Shares, pursuant to paragraphs 1, 2 or 3, Seller shall deliver certificates to the Company representing the Shares so purchased and such Shares shall be cancelled and shall become authorized but unissued shares of the common stock of the Company. In the event Seller delivers certificates for a number of Shares in excess of the Shares to be redeemed, the Company shall return to Seller a certificate representing the balance of the Shares.

         6. Restrictions on Repurchase. In the event that, at any time, the purchase and redemption of any of the Shares is prohibited by, or would violate, any applicable law or regulation, or any contract or instrument to which the Company is a party or by which it is obund, the obligation of the Company to purchase and redeem Shares hereunder, and to make payment therefor, shall be postponed and such purchase and payment shall not be made at such time but, at such time as such purchase, redemption and payment may be made, the Company, and Davis, shall be obligated to consummate such purchase and redemption and the Company shall make all payemnts therefor to Davis. With respect to any periodic payments provided for herein which are postponed by reason of this paragraph, such payments shall commence on the same periodic basis at such time as the purchase, redemption and payments are premitted to be made in accordance with the provisions hereof.

         The parties acknowledge that Certificates for all of the Shares are presently held by Bnak of America as security for the obligations of Davis to such Bank and that (i) this Agreement is subject to the rights of such Bank and
(ii) no purchase or redemption of the Shares may be made unless nad until the Shares are released by the Bank.




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         7.       Term and Termination.

                  7.1 This Agreement shall be for a term commencing on the date hereof, and expiring February 1, 2001, subject to any obligations of the parties to pay for or deliver Shares hereunder.

                  7.2 The Company shall be entitled to terminate this Agreement prior to the expiration of its term by written notice to Seller upon the occurrence of an Event of Default with respect to Seller. For purposes of this Agreement, an Event of Default with respect to Seller shall mean and include any violation by Seller of any of his obligations herein and (if such violation can be cured) the failure by Seller to cure such violation within 15 days after written notice thereof, specifying the violation, shall have been given to Seller by the Company, or the occurrence of any uncured event of default under the Employment Agreement.

                  7.3 Seller shall be entitled to terminate this Agreement prior to the expiration of its term by written notice to the Company upon the occurrence of an Event of Default with respect to the Company. An Event of Default with respect to the Company shall mean and include any violation by the Company of any of its obligations herein and the failure by the Company to cure such violation within 15 days after written notice thereof shall have been given to the Company by Seller. The nonpayment by the Company of the disputed portion of any amount claimed to be due Seller hereunder shall not constitute an Event of Default, if the Company shall contest the obligation of the Company to make such payment in good faith, until 10 days after a final award of an arbitrator shall have been entered determining that such amount is due and such amount then remains unpaid.

                  7.4 In the event of termination of this Agreement by the Company pursuant to paragraph 7.2 hereof:

                           7.4.1 Seller shall be entitled to receive (subject to
                  any rights of setoff or counterclaim by the Company) all amounts due for Shares purchased prior to the date of such termination. Except as provided in the foregoing sentence, all obligations of the Company hereunder, shall terminate and be of no further force or effect on the date of termination of the Agreement by the Company pursuant to paragraph 7.2;

                           7.4.2 All  rights of the  Company  which  shall  have
                  accrued hereunder prior to the date of such termination, and all provisions of this Agreement provided herein to survive expiration or termination of this Agreement, shall survive such termination;

                           7.4.3 The Company's option to purchase Shares under paragraph 2 shall survive such termination; and

                           7.4.4 Seller shall deliver to the Company certificates for all Shares purchased by the Company pursuant to paragraphs 1, 2 or 3 hereof to the date of such termination.

                  7.5 In the event of termination of this Agreement by Seller in accordance with paragraph 7.3 hereof:



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                           7.5.1 Seller shall be entitled to receive all amounts
                  due for Shares purchased prior to the date of termination and the obligation and rights of the Seller to sell further Shares shall cease and terminate as of the date of such termination; and

                           7.5.2 All rights of Seller  which shall have  accrued
                  hereunder prior to the date of such termination shall survive such termination.

                  7.6 This Agreement shall not terminate upon the death or incapacity of Seller, but shall be binding on Seller's representatives.


         8. Representations, Warranties and Acknowledgments of Seller. Seller represents and warrants to the Company that the following are true and correct as of the date hereof, and acknowledges, as follows:

                  8.1 Seller is the sole owner of, and has good and marketable title to, the Shares free and clear of any and all contracts, options, commitments, agreements, liens, claims or encumbrances whether or not of record, subject only to the pledge of the Shares to Bank of America as described herein.

                  8.2 Seller has the full right, power and authority to sell and transfer the Shares in accordance with the terms hereof subject only to the pledge of the Shares to Bank of America as provided herein.

                  8.3 Seller acknowledges that he was a founder of the Company and is an officer of the Company and is fully aware of the financial condition of the Company and the status of the Company's past, current and prospective operations.

                  8.5 Seller acknowledges that (i) there is not now, and has never been, an active trading market for the common stock of the Company, (ii) there is no established market price or value for the common stock of the Company, (iii) neither the Company nor any other person associated with the Company has made any representation or statement to Seller concerning the condition of the Company, financial or otherwise, or the value of the common stock of the Company, (iv) Seller is not relying on any information in connection with this transaction other than his personal knowledge of the Company and deems such information to be sufficient for Seller's purposes in this transaction, (v) Seller has determined that the price and terms for the purchase of the Shares hereunder are fair and appropriate and (vi) in the event that a trading market does develop for common stock of the Company the market price for such shares may exceed the price per share for the Shares being purchased hereunder.

         9. Further Assurances. Seller and the Company shall take such other and further actions, execute such other and further documents as shall be reasonably necessary or appropriate to effect and consummate the sale contemplated herein.

         10. Voting of Shares. For so long as the Shares have not been redeemed by the Company pursuant to the terms of this Agreement, Seller shall vote such Shares for and in his name place and stead. After the Company has made payment for any Shares pursuant to the terms of this Agreement, such Shares shall be deemed to be redeemed and become treasury shares of the Company not subject to be voted.


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         11.      Arbitration.

                  11.1 Any and all claims or controversies under, with respect to, or relating to this Agreement shall be settled and adjudicated by arbitration under the rules of the American Arbitration Association. The parties hereto shall be bound by the decision or award of the arbitrator(s) with respect to any such claim or controversy and the prevailing party shall be entitled to obtain a judgment on any such decision or award in any court of competent jurisdiction.

                  11.2 In any arbitration hereunder: (i) the parties shall have the full right of discovery prior to hearing with respect to any party, or any entity with respect to which a party is a shareholder, owner, officer, employee, consultant or agent, to the full extent and on the same terms as provided in the Federal Rules of Civil Procedure; and
         (ii) the hearing shall be held within 90 days after the date of the notice of arbitration and the decision of the arbitration shall be issued within 30 days after the date of the hearing.

                  11.3 Notwithstanding any other provisions of this Agreement, if either party shall give notice of violation of this Agreement to the other party pursuant to paragraph 7 hereof and the other party shall, by notice to such party given within 15 days after the effective date of such notice of violation, contest the occurrence of a violation:

                           11.3.1 The matter shall be submitted to arbitration in accordance with this paragraph 11;

                           11.3.2 The party giving the notice of violation shall
                  not be entitled to terminate this Agreement until a final decision of an arbitrator has been issued finding that a violation as claimed did occur;

                           11.3.3 Pending the decision of the arbitrator, the parties shall be bound to continue to perform the Agreement in accordance with its terms;

                           11.3.4 In the event  that  either  party  shall  have
                  given notice of the violation of this Agreement and the arbitrator shall determine that a violation by the other party did occur and was not cured, the non-breaching party shall have the option to (i) enforce the provisions of this Agreement against the breaching party in accordance with the decision of the arbitrator or (ii) elect to terminate this Agreement effective fifteen days after the date of the notice of the violation, in which case the parties shall transfer such Shares and make such payments to the other to place the parties in the position they would have been in if this Agreement had been terminated on such date.

         12. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or personally mailed, certified mail, return receipt requested, postage pre-paid, to the parties as follows:






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         If to Seller, to:                  John C. Davis

                                            ------------------------
                                            ------------------------
                                            ------------------------


         If to Company, to:                 Stephen M. Merrick
                                            CTI Industries Corporation
                                            22160 North Pepper Road
                                            Barrington, Illinois 60010

Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following date of mailing.


         13. Entire Agreement. This Agreement constitutes together with the Consulting Agreement the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral warranties, representations, inducements, understandings, commitments, agreements or contracts. This Agreement may not be modified except by a writing signed by all of the parties.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, heirs, personal representatives, successors and assigns.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                              CTI INDUSTRIES CORPORATION


                              By:/s/ Stephen M. Merrick
                                    -----------------------
                              Stephen M. Merrick, President


                              SELLER:


                              /s/ John C. Davis
                                 ---------------
                              JOHN C. DAVIS





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